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                                                                      EXHIBIT 11

                                CFX CORPORATION
           COMPUTATION OF EQUIVALENT EARNINGS AND PER SHARE EARNINGS

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
                                                                                       1995       1994       1993
                                                                                     ---------  ---------  ---------
                                                                                          (IN THOUSANDS, EXCEPT
                                                                                           PER SHARE AMOUNTS)
EARNINGS PER SHARE -- PRIMARY
Equivalent shares:
  Average shares outstanding.......................................................      7,315      7,001      6,948
  Additional shares due to stock options...........................................        219     --         --
                                                                                     ---------  ---------  ---------
    Total equivalent shares........................................................      7,534      7,001      6,948
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------
Earnings per share:
  Net income.......................................................................  $   7,946  $   5,906  $   6,171
  Less: Preferred stock dividends..................................................         89        268        270
                                                                                     ---------  ---------  ---------
  Net income available to common stock.............................................  $   7,857  $   5,638  $   5,901
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------
    Total equivalent shares........................................................      7,534      7,001      6,948
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------
Earnings per common share..........................................................  $    1.04  $    0.81  $    0.85
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------
EARNINGS PER SHARE -- ASSUMING FULL DILUTION
Equivalent shares:
  Average shares outstanding.......................................................      7,315      7,001      6,948
  Additional shares due to stock options...........................................        260     --         --
                                                                                     ---------  ---------  ---------
    Total equivalent shares........................................................      7,575      7,001      6,948
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------
Earnings per share:
  Net income.......................................................................  $   7,946  $   5,906  $   6,171
  Less: Preferred stock dividends..................................................         89        268        270
                                                                                     ---------  ---------  ---------
  Net income available to common stock.............................................  $   7,857  $   5,638  $   5,901
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------
    Total equivalent shares........................................................      7,575      7,001      6,948
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------
Earnings per common share..........................................................  $    1.04  $    0.81  $    0.85
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------
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